Exhibit 99.2

SIGNATURE GROUP HOLDINGS TO LIST On the NASDAQ STOCK Market LLC;

Ticker Symbol to CHANGE TO “RELY” TO REFLEcT PENDING

CORPORATE NAME CHANGE TO REAL INDUSTRY, INC.

SHERMAN OAKS, Calif., April 16, 2015 -- Signature Group Holdings, Inc. (OTCQX: SGRH) (“Signature” or the “Company”) today announced that it has received approval to list its common shares on the Nasdaq Global Select Market.

The common shares are expected to commence trading on the Nasdaq Global Select Market on Tuesday, April 21, 2015, under the symbol “RELY”.  Prior to its move to The NASDAQ Stock Market LLC (the “NASDAQ”), the Company will continue to trade on the OTC Markets under the symbol SGRH.

As previously announced, the Company intends to change its corporate name to Real Industry, Inc., to better reflect the Company’s strategy of engaging in strategic business acquisitions focused on sectors that include transportation, food, water and energy. The corporate name change is subject to stockholder approval.

Craig T. Bouchard, Chairman and CEO of Signature, stated, “We are delighted to make the shift over to the NASDAQ.  This transition marks an important milestone for our Company.  We believe that trading on NASDAQ will lead to increased and improved liquidity, an expansion in our shareholder base and, ultimately, to increased shareholder value.”

Conference Call Reminder

As previously announced, the Company will hold a conference call for investors this afternoon (Thursday, April 16, 2015), at 4:30 p.m. ET, which will include prepared remarks by management to provide an update on the Company, including its Real Alloy business, strategy and objectives. This will be followed by a Q&A session.

Call Participants

•	Craig Bouchard, Chairman of the Board and Chief Executive Officer of Signature
•	Kyle Ross, Executive Vice President and Chief Financial Officer of Signature
•	John Miller, newly-named Executive Vice President of Operations of Signature
•	Terry Hogan, President of Real Alloy
•	Mike Hobey, Chief Financial Officer of Real Alloy

Dial-in Numbers

(877) 407-9163 (Toll-free U.S. & Canada)

(412) 902-0043 (International)

Webcast Access

Participants may also access the live call via webcast at http://signaturegroupholdings.equisolvewebcast.com/inv-update. The webcast will be archived and accessible for approximately 30 days.

About Signature Group Holdings, Inc.

Signature is a North America-based holding company seeking to invest its capital in large, well-managed and consistently profitable businesses concentrated primarily in the United States industrial and commercial marketplace. Signature has significant capital resources, and federal net operating loss tax carryforwards of more than $900 million. For more information about Signature, visit its corporate website at www.signaturegroupholdings.com.

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Cautionary Statement Regarding Forward-Looking Statements

This release contains forward-looking statements, which are based on our current expectations, estimates, and projections about Signature’s and its subsidiaries’ businesses and prospects, as well as management’s beliefs, and certain assumptions made by management. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “should,” “will” and variations of these words are intended to identify forward-looking statements. Such statements speak only as of the date hereof and are subject to change. Signature undertakes no obligation to revise or update publicly any forward-looking statements for any reason. These statements include, but are not limited to, statements about Signature’s and its subsidiaries’ rebranding efforts, expansion and business strategies; anticipated growth opportunities; the amount of capital-raising necessary to achieve those strategies; utilization of federal net operating loss tax carryforwards; listing on a national securities exchange; as well as future performance, growth, operating results, financial condition and prospects. Such statements are not guarantees of future performance and are subject to certain risks, uncertainties, and assumptions that are difficult to predict. Accordingly, actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors. Important factors that may cause such a difference include, but are not limited to Signature’s ability to successfully identify, consummate and integrate acquisitions and/or other businesses; Signature’s ability to successfully rebrand itself with a new name; changes in business or other market conditions; the difficulty of keeping expense growth at modest levels while increasing revenues; Signature’s ability to successfully defend against current and new litigation and indemnification matters, as well as demands by investment banks for defense, indemnity, and contribution claims; Signature’s ability to access and realize value from its federal net operating loss tax carryforwards; Signature’s ability to identify and recruit management and directors; Signature’s ability to satisfy and maintain the listing requirements of the NASDAQ; and other risks detailed from time to time in Signature’s Securities and Exchange Commission filings, including but not limited to the most recently filed Annual Report on Form 10-K and subsequent reports filed on Forms 10-Q and 8-K.

Rule 14a-12 Legend

On April 10, 2015, Signature filed a preliminary proxy statement in connection with its 2015 annual meeting of stockholders. Prior to the annual meeting, Signature will furnish a definitive proxy statement to its stockholders, together with a proxy card. Signature stockholders are strongly advised to read Signature’s proxy statement as it contains important information. Stockholders may obtain Signature’s preliminary proxy statement, any amendments or supplements to the proxy statement and other documents filed by Signature with the Securities and Exchange Commission for free at the Internet website maintained by the Securities and Exchange Commission at www.sec.gov. Copies of the definitive proxy statement and any amendments and supplements to the definitive proxy statement will also be available for free at Signature’s Internet website at www.signaturegroupholdings.com or by writing to Signature Group Holdings, Inc., 15301 Ventura Boulevard Suite 400, Sherman Oaks, California 91403. In addition, copies of Signature’s proxy materials may be requested by contacting our proxy solicitor, Morrow & Co., LLC at 800-662-5200 toll-free. Detailed information regarding the names, affiliations and interests of individuals who are participants in the solicitation of proxies of Signature’s stockholders is available in Signature’s preliminary proxy statement filed with the Securities and Exchange Commission on April 10, 2015.

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Contact

Signature Group Holdings, Inc.

Jeff Crusinberry, Senior Vice President and Treasurer

(805) 435-1255

investor.relations@signaturegroupholdings.com